Company Press Release                                                       99.1
Source Lakeland Industries, Inc.



LAKELAND INDUSTRIES ANNOUNCES EARNINGS UP 75%
---------------------------------------------
FOR THIRD QUARTER
-----------------

Lakeland Reports Sales and Earnings for the 9 Months and 3 Months Ended October 31, 2003

Nine Month Net Sales of $68.45 Million - Up 17.7% Over '02 of $58.14 Million Nine Month Net Income of $2.72 Million - Up 40.0% Over '02 of $1.95 Million Nine Month Basic and Diluted Earnings Per Share of $0.83 - Up 38% Over '02 of $0.60 Q3 Net Sales of $21.33 Million - Up 15.1% Over Q3'02 of $18.53 Million Q3 Net Income of $870,000 Up 75% Over Q3`02 of $496,000 Q3 Earnings Per Share of $0.27 Up 80% Over Q3'02 of $0.15


               Nine months ended October 31, 2003 compared to the
                      nine months ended October 31, 2002.

     Net Sales. Net sales for the nine months ended October 31, 2003 increased $10,305,000, (or 17.7%), to $68,447,000 from $58,142,000 reported for the nine months ended October 31, 2002. The increase in sales was principally attributable to improving economic conditions, and partially to SARS related garment sales at our Toronto, Canada and Chinese subsidiaries and to product price increases that took effect May 12, 2003.

     Gross Profit. Gross profit for the nine months ended October 31, 2003, increased by $2,022,000, (or 17.9%) to $13,290,000 from $11,268,000 for the nine months ended October 31, 2002. Gross profit as a percentage of net sales remained at 19.4% for the nine months ended October 31, 2003 the same as the prior year's period. The principal factor affecting the current year's gross profit margins was that on March 1, 2003 the Company incurred an increase on the price of raw materials from DuPont, but could not impose a price increase on its products that utilized these DuPont raw materials until May 12, 2003 due to market conditions.

     Operating Expenses. Operating expenses for the nine months ended October 31, 2003 increased by $988,000 (or 12.5%) to $8,868,000, (or 13% of net sales)
from $7,880,000, (or 13.6% of net sales) for the nine months ended October 31, 2002. Operating expenses increased principally due to an increase in payrolls, freight, commissions, medical expenses, partially offset by a decrease in allowance for bad debts, R&D expense and VAT refunds.

     Interest Expense. Interest expense for the nine months ended October 31, 2003 decreased by $91,000 or (18.5%) to $400,000 from $491,000 for the nine months ended October 31, 2002. This decrease was primarily due to a decrease in average borrowings under the Company's credit facility and to decreasing interest rates.

     Income Tax Expense. The effective tax rate for the nine months ended October 31, 2003 and 2002 of 33.3% and 33.7%, respectively, deviates from the Federal statutory rate of 34.0%, which is primarily attributable to differing foreign tax rates, tax refunds, and state income taxes.

     Net Income. As a result of the foregoing, net income increased to $2,725,000 (or 39.7%) for the nine months ended October 31, 2003, from net income of $1,950,000 for the nine months ended October 31, 2002.

               Three months ended October 31, 2003 compared to the
                      three months ended October 31, 2002.

     Net Sales. Net sales for the three months ended October 31, 2003 increased $2,797,000, (or 15.1%) to $21,332,000 from $18,535,000 reported for the three months ended October 31, 2002. The increase in sales was principally attributable to rapidly improving economic conditions and to the sales price increase effective May 12, 2003.

     Gross Profit. Gross profit for the three months ended October 31, 2003, increased by $1,050,000 (or 30.4%) to $4,501,000 from $3,451,000 for the three months ended October 31, 2002. Gross profit as a percentage of net sales increased to 21.1% for the three months ended October 31, 2003 from 18.6% reported for the prior year's period. The principal factor affecting gross profit margins was that the Company imposed a sales price increase on its products on May 12, 2003 and increasing manufacturing efficiencies.

     Operating Expenses. Operating expenses for the three months ended October 31, 2003 increased by $590,000 (or 24.1%) to $3,035,000, (or 14.2% of net sales)
from $2,445,000, (or 13.2% of net sales) for the three months ended October 31, 2002. Operating expenses increased principally as a result of an increase in freight, commissions, payrolls, professional fees and insurance expenses, offset partially by VAT refunds.

     Interest Expense. Interest expense for the three months ended October 31, 2003 decreased by $27,000 (or 18.5%) to $119,000 from $146,000 for the three months ended October 31, 2002. This decrease was primarily due to a decrease in average borrowings under the Company's credit facility and to decreasing interest rates.

     Income Tax Expense. The effective tax rate for the three months ended October 31 2003 and 2002 of 36.1% and 42.6% respectively deviates from the Federal statutory rate of 34.0%, which is primarily attributable to differing foreign tax rates, tax refunds, and state income taxes.

     Net Income. As a result of the foregoing net income increased to $870,000 (or 75%) for the three months ended October 31, 2003, from net income of $496,000 for the three months ended October 31, 2002.

     Statements contained in this press release that are not historical facts are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities and Litigation Reform Act of 1995. In addition, words such as "believes," "anticipates," "expects," "could," "might," and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve risks and uncertainties, including but not limited to the timely development and acceptance of new products, the impact of competitive products and pricing, changing market conditions, the successful integration of acquisitions, continued availability and favorable pricing of raw materials, and the other risks. Actual results may differ materially from those projected. The company disclaims, however, any intent or obligation to update these forward-looking statements. (Financial tables follow.)



                   LAKELAND INDUSTRIES, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                            October 31,   January 31,
ASSETS                                                                         2003          2003
                                                                            (Unaudited)
                                                                            -----------   -----------
      Current Assets:
Cash and cash equivalents................................................    $2,467,178   $ 1,474,135
Accounts receivable, net of allowance for
  doubtful accounts of $323,000 and $343,000 at
  October 31, 2003 and January 31, 2003, respectively ...................    12,134,926    10,364,188
Inventories .............................................................    24,170,266    25,470,044
Deferred income taxes ...................................................     1,001,133     1,001,133
Other current assets ....................................................       644,558       549,564
                                                                            -----------   -----------
         Total current assets............................................    40,418,061    38,859,064
Property and equipment, net of accumulated
  depreciation of $4,311,000 at October 31, 2003
  and $3,708,000 at January 31, 2003.....................................     3,635,164     3,356,835

Other assets ............................................................       846,922       606,835
                                                                            -----------   -----------
         Total Assets ...................................................   $44,900,147   $42,822,734
                                                                            ===========   ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
     Current Liabilities:
Accounts payable.........................................................    $3,212,507   $ 3,014,038


Current portion of long-term liabilities.................................    15,809,810    16,657,882
Accrued expenses and other current liabilities ..........................     1,227,798     1,262,175
                                                                            -----------   -----------
     Total current liabilities...........................................    20,250,115    20,934,095
Long-term liabilities ...................................................       531,239       514,572
Deferred income taxes ...................................................        14,643        14,643
                                                                            -----------   -----------
              Total Liabilities .........................................    20,795,997    21,463,310
                                                                            -----------   -----------
Commitments and Contingencies

Stockholders' Equity
  Preferred stock, $.01 par;
  1,500,000 shares authorized; none issued
  Common stock, $.01 par;
  10,000,000 shares authorized;
   3,268,991 and 2,969,107 shares issued and outstanding
  at October 31, 2003 and January 31, 2003, respectively.................        32,690        29,691
Additional paid-in capital...............................................    11,853,043     8,762,673
Retained earnings........................................................    12,218,417    12,567,060
                                                                            -----------   -----------
     Total stockholders' equity..........................................    24,104,150    21,359,424
                                                                            -----------   -----------
     Total Liabilities and Stockholders' Equity .........................   $44,900,147   $42,822,734
                                                                            ===========   ===========



     See notes to condensed consolidated financial statements in the Company's 10-Q filed with the SEC and available at http://www.sec.gov/edgar.shtml or under
                                         ------------------------------
the Company Web page at http://www.lakeland.com-Press "Finance Info" then "SEC
All Filings".           -----------------------------





                   LAKELAND INDUSTRIES, INC. AND SUBSIDIARIES
                   ------------------------------------------
                             CONDENSED CONSOLIDATED
                        STATEMENTS OF INCOME (UNAUDITED)


                                                         THREE MONTHS ENDED                  NINE MONTHS ENDED
                                                            October31,                          October 31,
                                                      2003              2002               2003            2002
                                                      ----              ----               ----            ----

Net sales..........................................$21,332,430       $18,534,900        $68,447,260     $58,142,368

Cost of goods sold................................. 16,831,208        15,083,441         55,156,892      46,873,895
                                                   -----------       -----------         ----------      ----------
Gross profit.......................................  4,501,222         3,451,459         13,290,368      11,268,473

Operating expenses.................................  3,034,538         2,445,343          8,867,638       7,880,146
                                                   -----------       -----------         ----------     -----------

Operating profit...................................  1,466,684         1,006,116          4,422,730       3,388,327

Other income, net .................................     14,417             4,090             59,643          44,593

Interest expense...................................   (118,650)         (146,325)          (399,647)       (491,153)
                                                   -----------       -----------        -----------     -----------

Income before income taxes   ......................  1,362,451           863,881          4,082,726       2,941,767

Provision for income taxes.........................    492,171           368,274          1,358,000         991,483
                                                   -----------       -----------        -----------     -----------

Net income ........................................   $870,280          $495,607         $2,724,726     $ 1,950,284
                                                   ===========       ===========        ===========     ===========
Net income per common share*:
     Basic.........................................       $.27             $.15                $.83            $.60
                                                          ====             =====               ====            ====

     Diluted.......................................       $.27             $.15                $.83            $.60
                                                          ====             =====               ====            ====


Weighted average common shares outstanding*:
     Basic.........................................  3,268,991         3,262,993          3,268,351       3,259,957
                                                   ===========       ===========        ===========     ===========

     Diluted.......................................  3,274,429         3,272,833          3,274,480       3,272,454
                                                   ===========       ===========        ===========     ===========

*Adjusted for the 10% stock dividend to shareholders of record on July 31, 2003 and 2002.

     See notes to condensed consolidated financial statements in the Company's 10-Q filed with the SEC and available at http://www.sec.gov/edgar.shtml or under the Company Web page at http://www.lakeland.com-Press "Finance Info" then "SEC All Filings".

     In the past two years, the federal government has provided fire districts around the country additional funding through programs that are part of the President's Homeland Security initiative. The United States Fire Administration's Assistance to Firefighters Grant Program (AFGP), administered by the Homeland Security's FEMA division, provides these funds to local fire districts.

     Originated in 2001, the AFGP will have provided more than $1.3 billion by the end of this year to help fire districts improve their readiness and capabilities to respond to terrorist attacks. The program granted $100 million in 2001 and more than $334 million in 2002. $750 Million has been appropriated for 2003, and another $500 million is proposed in the Bush Administration's 2004 budget. Funds are allocated in four areas: fire operations/firefighter safety; fire prevention; emergency medical services; and firefighting vehicles acquisition.

     The fire operations/fire fighter safety program provides funds to fire districts to purchase Lakeland's products which include chemical protective suits used for protection against chemical and biological warfare weapons or toxins and the Company's fire turn out gear and other personal protective apparel sold by Lakeland. Under AFGP initiative, federal funds for equipment and protective gear have represented the largest percentage of grant monies in 2002 and 2003.

     The $750 Million in funding for 2003 began in mid-summer and will continue in 2004. 2004 funding of 500 million will begin in summer of 2004 and go throughout 2005 if history is any indicator. In addition fire districts also tap additional funds from Federal Community Development Block Grants and other state grants and incentives. Further government funding in our product line area will emanate from the Bioterrorism Act of 2002. Funds from that bill should start flowing in 2006 and beyond.

     The Company believes that this funding is partially responsible for the 50% increases in sales it has seen on a consistent annual basis in chemical protective suits and the 35% sales increases in fire turnout gear. Looking ahead into calendar 2004 Lakeland believes sales growth will not only come from its North American markets but from international sales as Sales offices have been opened this year in the United Kingdom to cover the European markets and in China to cover the Asian markets, both geographic areas the Company has rarely sold to.

     Gross margins should also increase in 2004 as the Company further rationalizes its production facilities both abroad and domestically.